SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: November 26, 2003

(Date of earliest event reported)

Commission file number: 1-7293

TENET HEALTHCARE CORPORATION

(Exact name of Registrant as specified in its charter)

Nevada	95-2557091
(State or Incorporation)	(I.R.S. Employer Identification No.)

3820 State Street
Santa Barbara, California 93105

(Address of principal executive offices, including zip code)

(805) 563-7000
(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

ITEM 9.                             Appeals Court Reduces Damages Award to Former Tenet Executive

On November 26, 2003 Tenet Healthcare Corporation issued a press release announcing that late yesterday a California Court of Appeals panel issued an order reducing total damages due to John C. Bedrosian, a former executive who was terminated 10 years ago, from approximately $253 million to approximately $148 million.  The press release is attached as Exhibit 99.1.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TENET HEALTHCARE CORPORATION

By:	/s/ Stephen D. Farber
Stephen D. Farber
Chief Financial Officer

Date:  November 26, 2003

EXHIBIT INDEX

99.1                                       Press Release issued on November 26, 2003